UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K


                                 Current Report




                PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES
                              EXCHANGE ACT OF 1934



Date of Report (Date of earliest event reported)       May 18, 2000
                                                --------------------------------

Commission File Number:    000-17962


                         Applebee's International, Inc.
              ----------------------------------------------------
             (Exact name of registrant as specified in its charter)

            Delaware                                      43-1461763
  ----------------------------              ------------------------------------
  (State or other jurisdiction of           (I.R.S. Employer Identification No.)
   incorporation or organization)

          4551 W. 107th Street, Suite 100, Overland Park, Kansas 66207
 -------------------------------------------------------------------------------
              (Address of principal executive offices and zip code)

                                 (913) 967-4000
              ----------------------------------------------------
              (Registrant's telephone number, including area code)


                                      None
          -------------------------------------------------------------
          (Former name or former address, if changed since last report)

Item 5.           Other Events

     Applebee's International, Inc. (the "Company") issued a press release announcing its new e-business strategic initiative and that it had entered into a service agreement and made a $2 million equity investment in Instill Corporation. The press release is attached as Exhibit A hereto and incorporated herein by reference.


Item 7.           Exhibits

    (c)           Exhibits

    Exhibit                         Description

       A                            Press release of the Company dated
                                    May 18, 2000

                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                              APPLEBEE'S INTERNATIONAL, INC.
                                              (Registrant)


Date:    May 25, 2000                    By:   /s/  George D. Shadid
         ---------------------                      ---------------------
                                                    George D. Shadid
                                                    Executive Vice President and
                                                    Chief Financial Officer

                                                           FOR IMMEDIATE RELEASE
Analyst Contact:
Carol DiRaimo, 913-967-4109
Media Contact:
Cathie Koch, 913-967-8974


                       APPLEBEE'S INTERNATIONAL ANNOUNCES
                         E-BUSINESS STRATEGIC INITIATIVE

             ENTERS INTO SERVICES AGREEMENT WITH INSTILL CORPORATION
                           AND MAKES EQUITY INVESTMENT

OVERLAND PARK, KAN., May 18, 2000 - Lloyd L. Hill, chairman and chief executive officer of Applebee's International, Inc. (Nasdaq:APPB), announced today the company's new e-business strategy to leverage opportunities in the emerging Internet and e-business arenas. Applebee's, the largest casual dining concept in the world, believes that the use of technology to improve efficiency and effectiveness in business applications is critical to maintaining its leadership position in the industry. The first step in implementing this strategy is an agreement with Instill Corporation, a leading provider of e-business purchasing services to the restaurant industry.

"As a result of the rapidly developing Internet and e-business environment, we have spent a significant amount of time identifying how we and our franchisees can take advantage of the growing momentum for e-business services," said Hill. "Our agreement with Instill is an important e-business relationship, and we are excited about the prospects for improvements in the procurement side of our business."

Instill provides a suite of e-business solutions for foodservice operators, distributors and manufacturers that help them lower costs and grow their businesses. Applebee's two-pronged agreement includes the use of Instill's Purchase Insight product, a consolidated purchasing information service. In support of the role Instill will provide to the industry, Applebee's is making an equity investment of $2 million in the company.

"We are impressed with Instill's management team, partners, industry focus and customer solutions," said Steve Lumpkin, executive vice president of strategic development and leader of Applebee's e-business strategy. "This agreement and investment combination represents the implementation of one of several initiatives we are currently evaluating to operate more effectively. We will continue to seek opportunities that utilize leading edge technology."

Applebee's International, Inc., headquartered in Overland Park, Kan., currently develops, franchises and operates restaurants under the Applebee's Neighborhood Grill and Bar brand, the largest casual dining concept in the world. There are currently 1,198 Applebee's restaurants operating system-wide in 49 states and seven international countries. Additional information on Applebee's
International  can  be  found  at  the  company's  website  (www.applebees.com).